EX-99.d.4

SUB-ADVISORY AGREEMENT

THIS SUB-ADVISORY AGREEMENT (this “Agreement) is made by and between DELAWARE MANAGEMENT COMPANY, a series of NOMURA INVESTMENT MANAGEMENT BUSINESS TRUST (the “Investment Manager”) and NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC. (the “Sub-Adviser”).

WITNESSETH:

WHEREAS each Trust on Schedule A attached hereto (each a “Trust” and collectively, the “Trusts”) are registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and organized as a statutory trust under the laws of the State of Delaware; and

WHEREAS, the Investment Manager and the relevant Trust, on behalf of each Fund listed on Schedule A (each a “Fund” and collectively, the “Funds”), as such Schedule is amended from time to time, have entered into an investment management agreement (the “Investment Management Agreement”) whereby the Investment Manager will provide investment advisory services to the Trusts with respect to the Funds; and

WHEREAS, the Investment Manager has the authority under the Investment Management Agreement to retain one or more sub-advisers to assist the Investment Manager in providing investment advisory services to the Trusts with respect to the Funds; and

WHEREAS, the Investment Manager and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engage in the business of providing investment advisory services; and

WHEREAS, the Board of Trustees (the “Board” or the “Trustees”) of the Trusts and the Investment Manager desire that the Investment Manager retain the Sub-Adviser to render investment advisory and other services with respect to the Funds in the manner, for the period, and on the terms hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1. (a) The Sub-Adviser will supervise and direct the investments of, either all or a portion of, the assets of each Fund listed on Schedule A in accordance with each Fund’s investment objectives, policies, and restrictions as provided in each Fund’s Prospectus and Statement of Additional Information, as currently in effect and as the same may be hereafter modified, amended and/or supplemented from time to time (hereinafter referred to as the “Prospectus and SAI”), and such other limitations as a Fund may impose by notice in writing to the Sub-Adviser, subject always to the supervision and control of the Investment Manager and the Board.

    (b) As part of the services it will provide hereunder, the Sub-Adviser is authorized and directed, in its discretion and without prior consultation with the Funds or the Investment Manager to:

(i) obtain and evaluate information relating to investment recommendations, asset allocation advice, industries, businesses, securities markets, research, economic analysis, and other investment services with respect to the securities that are included in the Funds or that are under consideration for inclusion in the Funds and invest the Funds in accordance with the Investment Manager’s and the Board’s written direction as more fully set forth herein and as otherwise directed;

(ii) regularly make decisions as to what securities to purchase and sell on behalf of each Fund, effect the purchase and sale of such investments in furtherance of the respective Fund’s objectives and policies, and furnish the Board with such information and reports regarding the Sub-Adviser’s activities in the performance of its duties and obligations under this Agreement as the Investment Manager deems appropriate or as the Board may reasonably request, including such reports, information, and certifications as the officers of the respective Trust may reasonably require in order to comply with applicable federal and state laws and regulations and Trust policies and procedures;

(iii) provide any and all material composite or other performance information, records and supporting documentation about accounts or funds the Sub-Adviser manages, if appropriate, that are relevant to the Funds and that have investment objectives, policies, and strategies substantially similar to those employed by the Sub-Adviser in managing the Funds that may be reasonably necessary, under applicable laws, to allow a Fund or its agent to present information concerning the Sub-Adviser’s prior performance in similar strategies in its Prospectus and SAI, and any permissible reports and materials prepared by a Fund or its agent;

(iv) provide information as reasonably requested by the Investment Manager or the Board to assist them or their delegate in the determination of the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating a Fund’s net asset value in accordance with procedures and methods established by the Board;

(v) vote proxies, exercise conversion or subscription rights, and respond to tender offers and other consent solicitations (“Corporate Actions”) with respect to the issuers of securities in which Fund assets may be invested, provided materials relating to such Corporate Actions have been forwarded to the Sub-Adviser in a timely fashion by a Fund’s custodian or otherwise known to the Sub-Adviser, and to submit reports regarding such Corporate Actions, including a copy of any policies regarding such Corporate Actions, in a form reasonably satisfactory to the Investment Manager and a Fund in order to comply with any applicable federal or state reporting requirements;

(vi) provide performance and other information as reasonably requested by the Investment Manager or the Board to assist them or their delegate in conducting ongoing due diligence and performance monitoring; and

(vii) except as the Investment Manager and the Sub-Adviser may agree in writing from time to time, maintain all accounts, books, and records with respect to the Funds as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Advisers Act and the rules thereunder and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any accounts, books and records that it maintains for the Funds and that are required to be maintained by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall furnish to the Investment Manager copies of all such accounts, books, and records as the Investment Manager may reasonably request. The Sub-Adviser agrees that such accounts, books, and records are the property of the Trusts, and will be surrendered to the Trusts promptly upon request, with the understanding that the Sub-Adviser may retain its own copy of all records.

(c) In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with, the following: (i) each Trust’s Agreement and Declaration of Trust, as the same may be hereafter modified, amended, and/or supplemented from time to time; (ii) each Trust’s By-Laws, as the same may be hereafter modified, amended, and/or supplemented from time to time, that are applicable to the Fund and notified to the Sub-Adviser; (iii) each Fund’s Prospectus and SAI; (iv) the 1940

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Act and the Advisers Act and the rules under each and all other federal and state securities laws or regulations applicable to the Trusts and the Funds; (v) the Trusts’ compliance policies and procedures adopted from time to time by the Board for compliance by the Trusts with the Federal Securities Laws (as that term is defined in Rule 38a-1(e)(1) under the 1940 Act) (together, the “Trust Compliance Procedures”) and any other Trust policies and procedures adopted from time to time by the Board applicable to the Fund and notified to the Sub-Adviser; and (vi) the written instructions of the Investment Manager. The Investment Manager agrees to provide the Sub-Adviser with current copies of each Trust’s and each Fund’s documents mentioned above and all changes made to such documents.

(d) In order to assist the Trusts and the Trusts’ chief compliance officer (the “Trust CCO”) and the Investment Manager and the Investment Manager’s Chief Compliance Officer (the “IM CCO”) in satisfying the requirements contained in Rule 38a-1 under the 1940 Act and Rule 206(4)-7 under the Adviser Act, respectively, the Sub-Adviser shall provide to the Trust CCO and/or IM CCO: (i) direct access to the Sub-Adviser’s chief compliance officer (the “Sub-Adviser CCO”) and its officers and employees, as reasonably requested by the Trust CCO and/or IM CCO; (ii) quarterly reports confirming that the Sub-Adviser has complied with the Trust Compliance Procedures in managing the Funds; and (iii) quarterly certifications with respect to Material Compliance Matters (as that term is defined in Rule 38a-1(e)(2) under the 1940 Act) related to the Sub-Adviser’s management of the Funds.

The Sub-Adviser shall promptly provide the Trust CCO and IM CCO with copies and summaries of: (i) the Sub-Adviser’s policies and procedures for compliance by the Sub-Adviser with the Federal Securities Laws and to prevent violation of the Advisers Act (together, the “Sub-Adviser Compliance Procedures”); and (ii) any material changes to the Sub-Adviser Compliance Procedures. The Sub-Adviser shall cooperate fully with the Trust CCO and IM CCO so as to facilitate the Trust CCO’s and IM CCO’s performance of their respective responsibilities under Rule 38a-1 and Rule 206(4)-7, including to review, evaluate and report to the Board on the operation of the Sub-Adviser Compliance Procedures, and shall promptly report to the Trust CCO and IM CCO any Material Compliance Matter arising under the Sub-Adviser Compliance Procedures. The Sub-Adviser shall allow the Trust CCO and/or the IM CCO, as reasonably requested from time to time, access to examine and review the Sub-Adviser’s Compliance Procedures and the Sub-Adviser’s adherence thereto. The Sub-Adviser shall provide to the Trust CCO and IM CCO: (i) quarterly reports confirming the Sub-Adviser’s compliance with the Sub-Adviser Compliance Procedures; and (ii) certifications that there were no Material Compliance Matters involving the Sub-Adviser that arose under the Sub-Adviser Compliance Procedures. At least annually, the Sub-Adviser shall provide a certification to the Trust CCO and IM CCO to the effect that the Sub-Adviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Adviser with the Federal Securities Laws, including the conduct and results of our annual review for adequacy and effectiveness.

(e) The Sub-Adviser shall assist each Fund in the preparation of the respective Trust’s registration statement, the Prospectus and SAI, shareholder reports and other regulatory filings, or any amendment or supplement thereto (collectively, “Regulatory Filings”), and shall provide each Fund with disclosure for use in such Fund’s Regulatory Filings, including, without limitation, disclosure related to the Sub-Adviser’s investment management personnel, portfolio manager compensation, investment management strategies and techniques, and proxy voting policies. The Sub-Adviser shall provide such certifications regarding the Funds as the Trusts’ officers may reasonably request for purposes of the preparation of any Regulatory Filings.

(f) The Sub-Adviser hereby agrees during the period hereinafter set forth to render the services and assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Trusts in any way, or in any

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way be deemed an agent of the Trusts. Notwithstanding the foregoing, the Investment Manager appoints the Sub-Adviser as agent of each Fund to provide investment advisory services to such Fund on the terms contained in this Agreement and the Sub-Adviser accepts this appointment. For the avoidance of doubt, Sub-Adviser may, as agent, instruct and place trades, respond to corporate actions, and execute documentation and agreements that are requested by brokers and dealers (“Brokers”) in connection with providing advisory services to the Fund. ISDAs and other similar agreements in regards to derivatives trading are excluded from the prior sentence and Sub-Adviser will notify the Investment Manager if they want to enter into an ISDA or other derivatives transactions on behalf of the Fund.

(g) The Sub-Adviser may perform certain of its services under this Agreement through its employees, officers or agents, and the Investment Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in each Fund’s Prospectus shall perform the portfolio management duties described therein until the Sub-Adviser provides at least thirty (30) days’ prior notice to the Investment Manager that one or more other persons identified in such notice shall assume such duties as of a specific future date. The Sub-Adviser may enter into sub-services agreements with one or more of its affiliates to perform accounting, administrative, reporting, compliance and ancillary services (other than investment management services) required to enable the Sub-Adviser to perform its functions under this Agreement, the Sub-Adviser shall be responsible for all activities carried out by such affiliates with respect to the services provided under such sub-services agreements. In addition, the Sub-Adviser may pay a portion of the fee to which it is entitled hereunder to one or more of its affiliates in consideration of the marketing and client servicing services provided to the Sub-Adviser.

2. (a) Under the terms of the Investment Management Agreement, each Trust shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its existence as a statutory trust organized under the laws of the State of Delaware; the maintenance of its own books, records, and procedures; dealing with its own shareholders; the payment of dividends; transfer of shares, including issuance and repurchase of shares; preparation of share certificates, if any; reports and notices to shareholders; calling and holding of shareholders’ meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees.

(b) Directors, officers and employees of the Sub-Adviser may be directors, officers and employees of other funds that have employed the Sub-Adviser as sub-adviser or investment manager. Directors, officers and employees of the Sub-Adviser who are Trustees, officers and/or employees of the Trusts, shall not receive any compensation from the Trusts for acting in such dual capacity.

3. (a) The Sub-Adviser will select brokers and dealers to effect all Fund transactions subject to the conditions set forth herein. The Sub-Adviser may, but shall be under no obligation to combine orders for a Fund with orders for other accounts or funds under management. Such transactions (including associated expenses) will be allocated in a manner deemed equitable to each account.

The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for the Funds (i) in accordance with any written policies, practices or procedures that may be established by the Board or the Investment Manager from time to time and communicated in writing to the Sub-Adviser, and (ii) as described in a Fund’s Prospectus and SAI. In placing any orders for the purchase or sale of investments for a Fund, with respect to the Funds, the Sub-Adviser shall use its best efforts to obtain for the Funds “best execution,” considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. Unless otherwise instructed by the Investment

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Manager in writing, the Sub-Adviser will effect foreign exchange transactions through the custodian for income repatriation and when country-specific regulations and/or local market practice call for such execution. These transactions will be subject to the terms and conditions of the Fund’s agreement with its custodian.

(b) Subject to the appropriate policies and procedures approved by the Board, the Sub-Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), cause the Funds to pay a broker or dealer that provides brokerage or research services to the Investment Manager, the Sub-Adviser and the Funds an amount of commission for effecting a Fund transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relation to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities to the Fund or its other advisory clients for which the Investment Manager or the Sub-Adviser exercises investment discretion. To the extent authorized by Section 28(e) and the Board, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

(c) Sub-Adviser will not effect securities transactions for the Funds through broker-dealers which are affiliated with, or may be deemed to be affiliated with Sub-Adviser, nor will Sub-Adviser or any of its officers, affiliates or employees act as principal or receive any compensation in respect of transactions undertaken on behalf of the Funds, other than as specifically provided in this Agreement, without the prior written consent of the Investment Adviser. In order to provide the Funds with full access to debt instruments across the capital structure that Sub-Adviser considers attractive, Sub-Adviser may purchase investments (including Rule 144A securities) for the Funds from a third party unaffiliated with Nomura Securities International, Inc. or any of its affiliates (collectively, “Nomura”) where Nomura is a member or manager of the underwriting syndicate. Sub-Adviser will not purchase investments for the Funds directly from Nomura.

(d) Unless otherwise agreed to in writing by the parties, the Sub-Adviser will not compile or file claims or take any related actions on behalf of the Investment Manager or the Fund in any class action, bankruptcy or other legal proceeding related to the Fund. The Sub-Adviser shall provide factual information in its possession as the Investment Manager may reasonably request.

4. As compensation for the services to be rendered to a Trust for the benefit of a Fund by the Sub-Adviser under the provisions of this Agreement, the Investment Manager shall pay to the Sub-Adviser a fee as provided in Schedule B attached hereto, as such Schedule is amended from time to time.

5. The services to be rendered by the Sub-Adviser to the Trusts for the benefit of the Funds under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

6. (a) Subject to the limitation set forth in Paragraph 5, the Sub-Adviser, its directors, officers, employees, agents, and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Trusts or to any other investment company, corporation, association, firm or individual.

(b) Neither the Investment Manager, the Trusts nor the Funds shall use the Sub-Adviser’s actual or fictitious name(s), mark, derivative and/or logo or otherwise refer to the Sub-Adviser in any materials distributed to third parties, including the Funds’ shareholders, without prior review and

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written approval by the Sub-Adviser, which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Investment Manager, the Trusts and the Funds, shall, to the extent applicable and as soon as is reasonably possible, cease to use the Sub-Adviser’s actual or fictitious name(s), mark, derivative and/or logo.

(c) The Sub-Adviser shall not use the Investment Manager’s name (or that of any affiliate of the Investment Manager) or otherwise refer to the Investment Manager in any materials distributed to third parties, including the Funds’ shareholders, without prior review and written approval by the Investment Manager, which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Sub-Adviser, shall, to the extent applicable and as soon as is reasonably possible, cease to use the actual or fictitious name(s), mark, derivative and/or logo of the Investment Manager, the Trusts and the Funds.

7. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of its duties as Sub-Adviser to a Trust on behalf of a Fund, the Sub-Adviser shall not be liable to such Trust, such Fund, the Investment Manager or any shareholder of such Trust for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise. The Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Funds, or that the Funds will perform comparably with any standard or index, including other clients of Sub-Adviser, whether public or private.

(b) The Investment Manager shall indemnify the Sub-Adviser and its affiliates and its or their controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (which shall not include the Trusts or the Funds) (collectively, “Sub-Adviser Related Persons”) to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, (collectively “Losses”) incurred by the Sub-Adviser or Sub-Adviser Related Persons arising from or in connection with this Agreement or the performance by the Sub-Adviser or Sub-Adviser Related Persons of its or their duties hereunder so long as such Losses arise out of the Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard in performing its responsibilities hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in a Trust’s Registration Statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact that was known or that should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reasonable reliance upon information furnished to the Investment Manager or a Trust by the Sub-Adviser or a Sub-Adviser Related Person specifically for inclusion in the Registration Statement or any amendment thereof or supplement thereto, except to the extent any such Losses referred to in this paragraph (b) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Sub-Adviser or a Sub-Adviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.

(c) The Sub-Adviser shall indemnify the Investment Manager and its affiliates and its or their controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (collectively, “Investment Manager Related Persons”) to the fullest extent permitted by law against any and all Losses incurred by the Investment Manager or Investment Manager Related Persons arising from or in connection with this Agreement or the performance by the Investment Manager or Investment Manager Related Persons of its or their duties hereunder so long as such Losses arise out of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard in performing its responsibilities hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in a Trust’s Registration

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Statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact that was known or that should have been known and was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reasonable reliance upon information furnished to the Investment Manager or a Trust by the Sub-Adviser or a Sub-Adviser Related Person specifically for inclusion in the Registration Statement or any amendment thereof or supplement thereto, except to the extent any such Losses referred to in this paragraph (c) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Investment Manager or an Investment Manager Related Person in the performance of any of its duties under, or in connection with, this Agreement.

(d) Notwithstanding anything to the contrary in this Agreement, neither party is liable to the other party for consequential loss. For the purposes of this Agreement, ‘consequential loss’ includes loss of profits, loss of revenue, loss or denial of opportunity, loss of or damage to access to markets, loss of anticipated savings, loss of or damage to goodwill, loss of or damage to business reputation, future reputation, and publicity, any indirect, remote abnormal or unforeseeable loss or any similar loss whether or not in the reasonable contemplation of the parties at the time of execution of this Agreement.

8. (a) This Agreement shall be executed and become effective as of the date written below; provided, however, that this Agreement shall not become effective with respect to the Funds unless it has first been approved in the manner required by the 1940 Act and the rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff. This Agreement shall continue in effect for a period of two (2) years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board or by the vote of a majority of the outstanding voting securities of the Funds and only if the terms and the renewal hereof have been approved by the vote of a majority of those Trustees of the Trusts who are not parties hereto or “interested persons” of the Trusts, the Funds, or any party hereto, in the manner required by the 1940 Act and the rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

(b) No amendment to this Agreement shall be effective unless approved in the manner required by the 1940 Act and the rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

(c) This Agreement may be terminated by the Investment Manager or the Trusts at any time, without the payment of a penalty, on written notice to the Sub-Adviser of the Investment Manager’s or the Trusts’ intention to do so, in the case of a Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of a Fund. The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty, on sixty (60) days’ written notice to the Investment Manager and the Trusts of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for (i) any obligation to respond for a breach of this Agreement committed prior to such termination, (ii) the obligation of the Investment Manager to pay to the Sub-Adviser the fee provided in Paragraph 4 hereof, prorated to the date of termination, and (iii) any indemnification obligation provided in Paragraph 7 hereof. This Agreement shall automatically terminate in the event of its assignment. This Agreement shall automatically terminate upon the termination of the Investment Management Agreement.

9. Any information and advice furnished by any party to this Agreement to the other party or parties, including material non-public information with respect to a Fund (which includes the portfolio holdings of such Fund), shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it:

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(i)	is already known to the receiving party at the time it is obtained;

(ii)	is or becomes publicly known or available through no wrongful act of the receiving party;

(iii)	is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality;

(iv)	is released by the protected party to a third party without restriction;

(v)	is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted);

(vi)	is relevant to the defense of any claim or cause of action asserted against the receiving party; or

(vii)	has been or is independently developed or obtained by the receiving party.

The Sub-Adviser shall not disclose any “nonpublic personal information” (as such term is defined in Regulation S-P, including any amendments thereto) pertaining to the customers of the Trusts or a client of the Investment Manager to any third party or use such information other than for the purpose of providing the services contemplated by this Agreement.

In addition, each party shall use its best efforts to ensure that any of its agents or affiliates who may gain access to confidential information shall be made aware of its proprietary nature and shall likewise treat it as confidential.

10. The Sub-Adviser represents, warrants and agrees that:

(a) The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Investment Manager of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Sub-Adviser will also promptly notify the Funds and the Investment Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Funds.

(b) The Sub-Adviser has adopted policies and procedures and a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, and will provide the Investment Manager and the Board with copies of such policies and procedures and code of ethics, together with evidence of its adoption. In accordance with the requirements of Rule 17j-1, the Sub-Adviser shall certify to the Investment Manager that the Sub-Adviser has complied in all material respects with the requirements of Rule 17j-1 during the previous year and that there has been no

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material violation of the Sub-Adviser’s code of ethics relating to the services the Sub-Adviser performs under this Agreement or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Investment Manager, the Sub-Adviser shall provide to the Investment Manager, its employees or its agents all information required by Rule 17j-1(c)(1) relating to the approval by the Funds’ Board of Trustees of the Sub-Adviser’s code of ethics relating to the services the Sub-Adviser performs under this Agreement.

(c) The Sub-Adviser has provided the Trusts and the Investment Manager with a copy of its Form ADV at least forty-eight (48) hours prior to execution of this Agreement, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC and promptly will furnish a copy of all amendments to the Trusts and the Investment Manager at least annually. Such amendments shall reflect all changes in the Sub-Adviser’s organizational structure, professional staff or other significant developments affecting the Sub-Adviser, as required by the Advisers Act.

(d) The Sub-Adviser will notify the Trusts and the Investment Manager of any assignment of this Agreement or change of control of the Sub-Adviser, as applicable, and any changes in the key personnel who are the portfolio manager(s) of the Funds prior to such change. The Sub-Adviser agrees to bear all reasonable expenses of the Funds, if any, arising out of an assignment or change in control of the Sub-Adviser. In the event that there is a proposed change in control of the Sub-Adviser that would act to terminate this Agreement, and if a vote of shareholders to approve continuation of this Agreement is at that time deemed by counsel to the Trusts to be required by the 1940 Act or any rule or regulation thereunder, the Sub-Adviser agrees to assume all reasonable costs associated with soliciting shareholders of the Funds to approve continuation of this Agreement. Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies. In the event that such proposed change in control of the Sub-Adviser shall occur following either: (i) receipt by the Investment Manager and the Trusts of an exemptive order issued by the SEC with respect to the appointment of sub-advisers absent shareholder approval, or (ii) the adoption of proposed Rule 15a-5 under the 1940 Act, the Sub-Adviser agrees to assume all reasonable costs and expenses (including the costs of mailing) associated with the preparation of a statement, required by the exemptive order or Rule 15a-5, containing all information that would be included in a proxy statement (an “Information Statement”).

(e) The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

(f) The Sub-Adviser has implemented policies and procedures that will prevent the disclosure by the Sub-Adviser, its employees or agents of the Funds’ portfolio holdings to any person or entity other than the Investment Manager, the Trusts’ custodian, or other persons expressly designated by the Investment Manager.

11. The Trusts represents and warrants that the Funds listed on Schedule A are each a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933, as amended.

11. This Agreement shall extend to and bind the successors of the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any person other than the parties hereto and their respective successors, or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties hereto as partners or as participants in a joint venture.

12. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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13. All written notices, requests or other communications to any party hereunder shall be given to the following addresses and electronic mail addresses, or such other address communicated to the other parties from time to time:

If to the Sub-Adviser:	Nomura Corporate Research and Asset Management Inc.
Legal Department: Email: ncramlegal@us.nomura.com with a copy to Compliance department
Email: compliancenomuraasset@nomura.com

If to the Fund:	AG Ciavarelli 610 Market Street Philadelphia, PA 19106; Email: ag.ciavarelli@nomura.com with a copy to General Counsel at same address Email: david.connor@nomura.com

If to the Investment Manager:	AG Ciavarelli 610 Market Street Philadelphia, PA 19106; Email: ag.civavarelli@nomura.com with a copy to General Counsel at same address Email: david.connor@nomura.com

14. For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “affiliated person,” and “assignment” shall have the meanings given them in the 1940 Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and duly attested as of the 30th day of April, 2026.

NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC.

By:	/s/ David Crall
Name:	David Crall
Title:	Chief Executive Officer and Chief Investment Officer

DELAWARE MANAGEMENT COMPANY,

a series of NOMURA INVESTMENT MANAGEMENT BUSINESS TRUST

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	Senior Vice President

Agreed to and accepted as of the day and year first above written:

IVY FUNDS

on behalf of Nomura High Income Fund

By:	/s/ Daniel V. Geatens
Name:	Daniel V. Geatens
Title:	Senior Vice President

IVY VARIABLE INSURANCE PORTFOLIOS

on behalf of Nomura VIP High Income Series

By:	/s/ Daniel V. Geatens
Name:	Daniel V. Geatens
Title:	Senior Vice President

DELAWARE VIP TRUST

on behalf of Nomura VIP Fund for Income Series

By:	/s/ Daniel V. Geatens
Name:	Daniel V. Geatens
Title:	Senior Vice President
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SCHEDULE A

TO

SUB-ADVISORY AGREEMENT

FUNDS

Nomura High Income Fund, a series of Ivy Funds

Nomura VIP High Income Series, a series of Ivy Variable Insurance Portfolios

Nomura VIP Fund for Income Series, a series of Delaware VIP Trust

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SCHEDULE B

TO

SUB-ADVISORY AGREEMENT

FEE SCHEDULE

The compensation payable to Sub-Adviser for its services hereunder, pursuant to Paragraph 4 of the Sub-Advisory Agreement, shall be calculated and paid as follows in regards to the Funds:

The total fee will be the sum of the following percentage (on an annual basis) of all or a portion of the average daily net assets within the Funds (as set forth in the chart below):

FUND	EFFECTIVE DATE	INVESTMENT MANAGEMENT FEE
Nomura High Income Fund	April 30, 2026	on the portion of the assets managed by the Sub-Adviser
Nomura VIP High Income Series	April 30, 2026	on the portion of the assets managed by the Sub-Adviser
Nomura VIP Fund for Income Series	April 30, 2026	on the portion of the assets managed by the Sub-Adviser

The fee shall be payable on the Funds’ average daily net assets monthly to the Sub-Adviser on or before the fifteenth (15th) day of the next succeeding calendar month, subject to Investment Manager receiving an invoice from Sub-Adviser within the timeframe described below. If this Agreement becomes effective or terminates before the end of any month, the sub-advisory fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

Each month, the Investment Manager will provide the Sub-Adviser with a worksheet that sets forth its computation of such sub-advisory fee on or before the fifth (5th) day of the relevant month in order for the Sub-Adviser to validate the computation and generate an invoice that is sent back to the Investment Manager by the tenth (10th) day of the relevant month. Payment shall be made by wire transfer, ACH or other electronic means agreed to by the Parties.

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